UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 27, 2007

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2007, we entered into a Third Amendment (the “Third Amendment”) to our First Amended and Restated Credit Agreement (the “Credit Agreement”) with Guaranty Bank, as administrative agent and swing line lender, and various other financial institutions. The Third Amendment decreased the borrowing capacity to $800 million from $850 million and modifies the applicable interest rate by 20.0 to 27.5 basis points, depending on the Company’s Leverage Ratio (as defined in the Credit Agreement).

In addition, the Third Amendment allows for a reduction of the Interest Coverage Ratio (as determined under the Credit Agreement) below 2.0 to 1.0 for a period of up to nine consecutive quarters (the “Reduction Period”). During the Reduction Period, the interest rates applied to borrowings and letters of credit under the Credit Agreement and the maximum Leverage Ratio (as determined under the Credit Agreement) of 2.25 to 1.0 are subject to adjustment based on the level of the Interest Coverage Ratio. The Third Amendment also allows for a further reduction of the Interest Coverage Ratio requirement during the Reduction Period for a period of up to three consecutive quarters (the “Partial Suspension Period”). During the Partial Suspension Period, the Interest Coverage Ratio may fall below 1.0 to 1.0, but not less than 0.50 to 1.0.

During the Reduction Period, the Company will be prohibited from repurchasing any of its common stock, repurchasing or prepaying any senior notes or subordinated debt and paying dividends and will receive no credit in the Borrowing Base (as determined under the Credit Agreement) for unimproved entitled land. For periods not in the Reduction Period, the Company receives Borrowing Base credit for 50% of the value of unimproved entitled land. Also during the Reduction Period, land and lots under development and unimproved entitled land in the aggregate may not comprise more than 30% of the Borrowing Base (compared to 40% for periods not in the Reduction Period).

During the Partial Suspension Period, if the Interest Coverage Ratio is less than 1.0 to 1.0, the Company must maintain Borrowing Base capacity of at least $75 million.

Each of the Reduction Period and the Partial Suspension Period will commence if and when the Company provides notice thereof to the Administrative Agent. The Third Amendment also makes certain other permanent amendments to certain provisions of the Credit Agreement.

Consenting lenders party to the Third Amendment received a fee in connection therewith.

The above description is a summary and is qualified in its entirety by the terms of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Third Amendment to First Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 27, 2007

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief
Financial Officer